UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

Towerstream Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On November 8, 2010, at the annual meeting of stockholders of Towerstream Corporation (the “Company”), the Company’s stockholders approved (i) electing the five directors named by the Company (Philip Urso, Jeffrey M. Thompson, Howard L. Haronian, M.D., Paul Koehler, and William J. Bush) to hold office until the next annual meeting of stockholders, (ii) the Company’s 2010 Employee Stock Purchase Plan, (iii) an amendment to the Company’s 2008 Non-Employee Directors Compensation Plan to extend the option term, modify annual compensation and permit the issuance of restricted stock awards (the “Non-Employee Directors Plan Amendment”), and (iv) ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (the “Auditor Ratification”).

As of the record date for the meeting of September 15, 2010, 35,068,121 shares of common stock, constituting all of the outstanding capital stock of the Company, were issued and outstanding, of which a total of 29,850,849 shares were voted at the annual meeting. The vote for each proposal was as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
1. Election of five directors:
Philip Urso	14,177,092	80,350	240,950	15,352,457
Jeffrey M. Thompson	14,398,392	80,800	19,200	15,352,457
Howard L. Haronian, M.D.	12,509,974	1,816,718	171,700	15,352,457
Paul Koehler	13,668,277	659,115	171,000	15,352,457
William J. Bush	14,039,142	411,250	48,000	15,352,457
2. 2010 Employee Stock Purchase Plan	13,406,282	807,960	284,150	15,352,457
3. Non-Employee Directors Plan Amendment	11,292,069	3,053,848	152,475	15,352,457
4. Auditor Ratification	28,218,937	440,761	1,191,151	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: November 12, 2010	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer